EX-99.B(o)


                                   Schedule A

                              The PBHG Funds, Inc.

                               Multiple Class Plan



Name of Portfolios
------------------
PBHG Growth  Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Cash Reserves Fund
PBHG Select Equity Fund
PBHG Large Cap Growth Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund







Date: December 3, 1998

                                                                      EX-99.B(o)


                                   Schedule A

                              The PBHG Funds, Inc.

                               Multiple Class Plan

Name of Portfolios
------------------
PBHG Growth  Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Cash Reserves Fund
PBHG Select Equity Fund
PBHG Large Cap Growth Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG New Opportunities Fund







Date: January 25, 1999